Post-Qualification Amendment No. 3 to Offering Statement

Preliminary Offering Circular

File No. 024-12642

EXPLANATORY NOTE

Iron Bridge Mortgage Fund, LLC has prepared this Post-Qualification Amendment No. 3 solely for the purpose of adding to the Exhibit Index Exhibit 9.1.

Exhibit No.	Description

2.1

Articles of Organization of Iron Bridge Mortgage Fund, LLC (Incorporated by reference to Exhibit 2.1 to Iron Bridge Mortgage, LLC Regulation A Offering Statement for the Senior Secured Demand Notes on Form 1-A as filed with the Securities and Exchange Commission on December 19, 2017 (File No. 024-10777))

2.2

Third Amended and Restated Operating Agreement of Iron Bridge Mortgage Fund, LLC, as amended (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 1-U as filed with the Securities and Exchange Commission on July 29, 2022 (File No. 24R-00149))

2.3

First Amendment to the Third Amended and Restated Operating Agreement of Iron Bridge Mortgage Fund, LLC, as amended (Incorporated by reference to Exhibit 2.3 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 4 to Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on November 25, 2024 (File No. 024-11984))

2.4

Limited Waiver of Fees under the Operating Agreement, effective July 18, 2025, by Iron Bridge Management Group, LLC (Incorporated by reference to Exhibit 2.4 to Iron Bridge Mortgage, LLC's Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on July 22, 2025 (File No. 024-12642))

2.5

[PROPOSED] Fourth Amended and Restated Operating Agreement of Iron Bridge Mortgage Fund, LLC (Incorporated by reference to Exhibit 2.5 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 2 on Form 1-A as filed with the Securities and Exchange Commission on August 6, 2026 (File No. 024-12642))

4.1

Form of Class D Unit Subscription Agreement, including Power of Attorney (Incorporated by reference to Exhibit 4.1 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 4 to Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on November 25, 2024 (File No. 024-11984))

4.2

Form of Class C Unit Subscription Agreement, including Power of Attorney (Incorporated by reference to Exhibit 4.2 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 4 to Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on November 25, 2024 (File No. 024-11984))

4.3

Form of Class B Unit Subscription Agreement, including Power of Attorney (Incorporated by reference to Exhibit 4.3 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 4 to Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on November 25, 2024 (File No. 024-11984))

4.4

Form of Class A Unit Subscription Agreement, including Power of Attorney (Incorporated by reference to Exhibit 4.4 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 4 to Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on November 25, 2024 (File No. 024-11984))

4.5

Form of Class Allocation Selection Supplement (Incorporated by reference to Exhibit 2.5 to Iron Bridge Mortgage, LLC Post-Qualification Amendment No. 2 on Form 1-A as filed with the Securities and Exchange Commission on August 6, 2026 (File No. 024-12642))

6.1

Amended and Restated Business Loan and Security Agreement (Revolving Line of Credit), dated effective July 31, 2025, by and between Iron Bridge Mortgage Fund, LLC and Columbia Bank (Incorporated by reference to Exhibit 6.1 to the Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on September 11, 2025(File No. 24R-00149))

6.2

Amended and Restated Promissory Note, dated effective July 31, 2025, issued by Iron Bridge Mortgage Fund, LLC in favor of Columbia Bank (Incorporated by reference to Exhibit 6.2 to Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on September 11, 2025(File No. 24R-00149))

6.3

Amended and Restated Pledge and Security Agreement (IB Sub Loan), dated July 31, 2025, by and between Iron Bridge Mortgage Company and Columbia Bank (Incorporated by reference to Exhibit 6.3 to the Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on September 11, 2025(File No. 24R-00149))

6.4

First Amendment to Loan Documents, dated February 25, 2026, by and between Iron Bridge Mortgage Fund, LLC and Columbia Bank (Incorporated by reference to Exhibit 6.4 to the Annual Report on Form 1-K as filed with the Securities and Exchange Commission on April 20, 2026).

6.5

Second Amendment to Loan Documents, dated June 1, 2026, by and between Iron Bridge Mortgage Fund, LLC and Columbia Bank. (Incorporated by reference to Exhibit 6.5 of the Post-Qualification Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on June 30, 2026).

9.1	Letter from CLA dated July 7, 2026. (Incorporated by reference to Exhibit 4.1 of the Current Report on Form 1-U filed on July 7, 2026).

11.1	Consent of Perkins & Co (Incorporated by reference to Exhibit 11.1 of the Post-Qualification Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on June 30, 2026).

11.2

Consent of Buchalter, a Professional Corporation (Incorporated by reference to Exhibit 11.2 to the Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on July 22, 2025).

12	Opinion of Buchalter, a Professional Corporation as to the legality of the securities being registered (Incorporated by reference to Exhibit 11.2)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on September 8, 2026.

IRON BRIDGE MORTGAGE FUND, LLC

By:	/s/ Gerard Stascausky
Name:	Gerard Stascausky
Title:	Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the dates indicated.

Name	Title
/s/ Gerard Stascausky	Chief Executive Officer, Iron Bridge Mortgage Fund, LLC Managing Director of Iron Bridge Management Group, LLC
Gerard Stascausky Chief Executive Officer, Iron Bridge Mortgage Fund, LLC Managing Director of Iron Bridge Management Group, LLC	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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